                                                                   Exhibit 10.43

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                               February 12, 2001


Corixa Corporation
1124 Columbia Street
Suite 200
Seattle, Washington 98104, U.S.A.
Attention: Chairman

        RE:    Collaboration Agreement Dated October 23, 1998 between
               Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation

Dear Sir:

        The Collaboration Agreement (the "Agreement"), executed as of October 23, 1998 by and between Coulter Pharmaceutical, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business at 600 Gateway Boulevard, South San Francisco, California 94080-7014, U.S.A. which has been acquired by Corixa Corporation, a company incorporated under the laws of the State of Delaware, with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, Washington 98104, U.S.A. ("Corixa"), and SmithKline Beecham Corporation, a company incorporated under the laws of the Commonwealth of Pennsylvania, with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("SB"), as amended to date, is hereby further amended as follows. This Letter Agreement (the "Letter") is a binding agreement of Corixa and SB.

        All terms used, but not defined, in this Letter shall have the respective meanings set forth in the Agreement.

        Section 6.2 of the Agreement is hereby amended and restated to read in full as follows:

        6.2 MILESTONE PAYMENTS ON BEXXAR. In consideration for the rights granted hereunder with respect to BEXXAR, SB shall pay to Corixa the following amounts in cash within twenty (20) days after the following events occur with respect to BEXXAR (in its unconjugated and radiolabeled form) in the applicable territories:

                          TERRITORY A MILESTONE EVENTS

          MILESTONE EVENT                                               AMOUNT
          ---------------                                               ------
          Acceptance of all BLAs necessary for commercialization of     $[*] in equity as
          BEXXAR [*] in TERRITORY A.                                    detailed in
                                                                        Section 6.2.1(a)

          REGULATORY APPROVAL of BEXXAR in TERRITORY A for [*],                       [*]
          whether or not a [*].

          REGULATORY APPROVAL of BEXXAR in TERRITORY A for [*]                        [*]

          First calendar year in which NET SALES in TERRITORY A exceed U.S.           [*]
          $[*]

          First calendar year in which NET SALES in TERRITORY A exceed U.S.           [*]
          $[*]

          REGULATORY APPROVAL of BEXXAR in TERRITORY A for [*].                       [*]

          REGULATORY APPROVAL of BEXXAR in TERRITORY A for [*].                       [*]

          Sub-Total for TERRITORY A                                                   [*]

                                 OTHER MILESTONE EVENTS
          ------------------------------------------------------------------
          MILESTONE EVENT                                             AMOUNT
          ---------------                                             ------
          Notification to SB by Corixa that Institutional Review      [*]
          Board Approval has been received by Corixa for at least
          [*] Study

          Initiation of the [*]                                       [*]

          Notification to SB by Corixa that Institutional Review      [*]
          Board Approval has been received by Corixa [*]

          Subtotal for DEVELOPMENT Events                             [*]

          TOTAL BEXXAR MILESTONE PAYMENTS                             [*]

No payment shall be owed for a milestone which is not achieved and in no event shall the milestone payments made by SB to Corixa upon the occurrence of the milestone events set forth in the tables above in this Section 6.2 exceed the amounts set forth opposite the milestone events in such tables. In the event that REGULATORY APPROVAL of BEXXAR is granted concurrently for the [*] in the FIELD in TERRITORY A, then the applicable milestone payments set forth in this
Section 6.2 for REGULATORY APPROVAL with regard to such [*] shall both be due from SB to Corixa, and shall both be paid within the time frame provided in this
Section 6.2 (and the next [*] for which REGULATORY APPROVAL is granted shall be, and shall trigger the milestone payment for, the [*]).


* Confidential Treatment Requested

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               6.2.1  DEFINITIONS RELATING TO MILESTONE PAYMENTS.

                      (a) The payment owed for Acceptance of all BLAs necessary for commercialization of BEXXAR for the [*] in TERRITORY A shall be in the form of the purchase by SB of unregistered shares of Corixa common stock at a [*]% premium to Share Price. The "Share Price" shall be equal to the average closing price for Corixa common stock on the NASDAQ National Market System as reported in the Wall Street Journal for the ten (10) trading days prior to the date of Filing of a BLA necessary for commercialization of BEXXAR for the [*] in TERRITORY A. Such purchase of stock shall occur pursuant to the form of Stock Purchase Agreement attached hereto as Exhibit B, which shall be executed by the Parties concurrent with the execution of this Letter. SB confirms that once the milestone of Acceptance of all BLAs necessary for commercialization of BEXXAR for [*] in TERRITORY A has been achieved, SB's purchase obligation shall not be affected, and any stock purchased by SB as a result of such milestone shall not become redeemable and its investment shall not otherwise be refunded, [*], or is approved for an indication which is [*].

                      (b) "Filing of a BLA necessary for commercialization of BEXXAR for the [*] in TERRITORY A" shall be deemed to have occurred upon the filing of the first constituent portion of all BLAs filed by or on behalf of Corixa or SB under this Agreement necessary for commercialization of BEXXAR for the [*] in TERRITORY A.

                      (c) "Acceptance of all BLAs necessary for commercialization of BEXXAR for the [*] in TERRITORY A" of a given BLA shall be deemed to have occurred upon the earlier of (i) written notice of acceptance from the FDA of all BLAs filed by or on behalf of Corixa or SB under this Agreement necessary for commercialization of BEXXAR for the [*] in TERRITORY A or (ii) sixty (60) days following filing of such BLA with the FDA, assuming the filing Party has not received a "Notice of Refusal to File" from the FDA with respect to such BLA.

                      (d) The term "Initiation of [*] mean the date that [*], which study is being performed in accordance with the FD&C ACT and applicable regulations promulgated thereunder (including without limitation 21 CFR Part
312).

                      (e) The term "Notification to SB by Corixa that Institutional Review Board Approval has been received by Corixa for at least [*] sites for the Fission Comparability Study" shall mean the date that Corixa sends SB written notification that at least [*] of the sites selected by the JDC have received full approval by each of the appropriate Institutional Review Boards for the Fission Comparability Study. The term "Fission Comparability Study" means the Fission Comparability Study that is Study # 9 under the Clinical Plan agreed by Corixa and SB on January 16, 2001.

                      (f) The term "Notification to SB by Corixa that Institutional Review Board Approval has been received by Corixa for the "[*]" shall mean the date that Corixa sends SB written notification that at least [*] of the sites selected by the JDC have received full approval by the appropriate Institutional Review Board for the [*]. The term "[*]" means the [*], Protocol # CP [*], that is Study # [*] under the Clinical Plan agreed by Corixa and SB on January 16, 2001.

In the event that one or more of the clinical trials defined in Sections 6.2.1(d), 6.2.1(e) or 6.2.1(f) are canceled, substituted or delayed, the Parties will substitute appropriate alternative clinical

* Confidential Treatment Requested
trial(s) therefor as approved by the JDC. Such alternative clinical trial(s) must be Territory A Trial(s) (each as defined in Section 3.2.3).

               6.2.2 NON-REFUNDABLE AND NON-CREDITABLE MILESTONE PAYMENTS. All amounts paid under this Section 6.2 shall be non-refundable and non-creditable, provided, however, in the event of termination of this Agreement by SB due to material breach by Corixa, the foregoing shall not preclude SB from seeking whatever damages are available at law.

        All other terms and conditions of the Agreement shall remain in full force and effect.

        If Corixa agrees with the terms and conditions of this Letter, please have an appropriate representative of Corixa sign and date the duplicate copies of this Letter below and return one such fully executed copy to SB.

                                     Very truly yours,
                                     SMITHKLINE BEECHAM CORPORATION

                                     By:
                                        -------------------------------
                                     Title:
                                        -------------------------------
                                     Date:
                                        -------------------------------

AGREED TO AND ACCEPTED:

CORIXA CORPORATION

By:
   -------------------------------
Title:
   -------------------------------
Date:
   -------------------------------


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